Exhibit 99.08

News Release
FOR IMMEDIATE RELEASE:

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES THAT FIRST QUARTER 2005 EARNINGS ARE EXPECTED

TO BE BELOW ANALYST EXPECTATIONS

$534 BILLION OF ASSETS UNDER MANAGEMENT AT MARCH 31, 2005

First Quarter Earnings Conference Call To Be Held On April 28, 2005

New York, NY, April 12, 2005 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today announced that first quarter earnings are expected to be below current analyst expectations of $0.68 per Alliance Holding Unit as a result of:

•                  lower than expected investment advisory fees, primarily a function of weak capital market conditions,

•                  mark-to-market losses on investments related to employee compensation plans, and

•                  substantially higher than expected legal fees.

Mark-to-market losses on investments related to employee compensation plans, included in other revenue, if not recovered, will result in lower compensation expense in future periods, in accordance with the vesting schedules that apply to the plans. Legal expenses, which increased significantly in the first quarter, are expected to decline in subsequent periods.

Alliance Capital also reported that total preliminary assets under management declined by $11 billion in March to $534 billion.  Excluding assets in the money market funds of its cash management services business (“CMS”), preliminary assets under management decreased in the month of March by approximately $9 billion, or 1.7%, to $507 billion, reflecting capital market declines offset partially by net inflows of funds from new and existing clients.

CMS assets declined by approximately $2 billion in March to $27 billion, due primarily to the initial transfer of client assets in connection with the sale of the business to Federated Investors, Inc. (“Federated”) under an agreement signed late last year. It is anticipated that the bulk of the remaining CMS assets covered by the agreement will be transferred during the second quarter.

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ALLIANCE CAPITAL MANAGEMENT L.P. ASSETS UNDER MANAGEMENT ($ billions)

	At March 31, 2005 (preliminary)				At Feb 28, 2005	At Dec 31, 2004	At Mar 31, 2004
	Retail	Instit’l Invest. Mgmt.	Private Client	Total	Total	Total	Total
Long Term:
Equity
Growth	$45	$62	$11	$118	$122	$123	$122
Value	41	122	32	195	199	193	155
Total Equity	86	184	43	313	321	316	277

Fixed Income	40	103	22	165	166	164	150

Passive	5	24	—	29	30	30	28

Total Long Term	131	311	65	507	517	510	455

CMS	27	—	—	27	28	29	31

Total	$158	$311	$65	$534	$545	$539	$486

	At February 28, 2005

Total Long Term	$135	$317	$65	$517

Total	$163	$317	$65	$545

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2005 RESULTS

Alliance Capital’s management will review first quarter 2005 financial and operating results on Thursday, April 28, 2005, during a conference call at 5:00 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Gerald M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 800-553-5260 in the U.S. or 612-332-0530 outside the U.S., ten minutes before the 5:00 p.m. (New York Time) scheduled start time.  The access code is 778373.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

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CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2005 RESULTS

Alliance Capital’s management will review first quarter 2005 financial and operating results on Thursday, April 28, 2005, during a conference call at 5:00 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Jerry M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

3.               To listen by telephone, please dial 800-553-5260 in the U.S. or 612-332-0530 outside the U.S., ten minutes before the 5:00 p.m. (New York Time) scheduled start time.  The access code is 778373.

4.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available immediately after the release of its results on April 28, 2005 on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 8:30 p.m. (New York Time) April 28, 2005. In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 778373.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community. At March 31, 2005, Alliance Holding owned approximately 31.9% of the issued and outstanding Alliance Capital Units. AXA Financial was the beneficial owner of approximately 60.2% of the issued and outstanding Alliance Capital Units at March 31, 2005 (including those held indirectly through its ownership of approximately 1.8% of the issued and outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 61.2% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

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Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, litigation developments and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to “Risk Factors” in Form 10-K for the year ended December 31, 2004.  Any or all of the forward-looking statements that we make in Form 10-K, this news release or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” could also adversely affect our business, operating results or financial condition.

The forward-looking statements we make in this news release include statements regarding expected levels of certain expenses.  Legal fees associated with litigation (net of partially offsetting insurance recoveries), and the costs of compliance with the Sarbanes-Oxley Act of 2002, and various other expenses, fluctuate from period to period.  Litigation is inherently unpredictable, and costs of regulatory compliance vary due to changes in regulation, guidance from regulators and evolving industry-wide standards.

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